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                                                               Exhibit 10.33


                                Second Amendment

                                     to the

                           1995 Equity Incentive Plan

                           of the Grand Union Company

1. Amend the first paragraph of section 2 to read as follows:

      The Plan shall be administered by a committee (the "Committee") of the Board of Directors (the "Board") of the Company designated by the Board for that purpose. Unless and until a Committee is appointed, the Plan shall be administered by the entire Board, and references in the Plan to the "Committee" shall be deemed references to the Board. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members.

2. This amendment shall take effect November 1, 1996.


                                     THE GRAND UNION COMPANY
                                     by action of the Board of Directors


Dated: 4 Oct 1996                    /s/ John W. Schroeder
                                     -------------------------------
                                     John W. Schroeder
                                     Assistant Secretary